Exhibit 10.2

SUBORDINATED NOTE INTERCREDITOR AND SUBORDINATION AGREEMENT

SUBORDINATED NOTE INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of February 1, 2006, by and among the Subordinated Note Holders (as hereinafter defined), OPEN LINK FINANCIAL, INC. (together with its successors and assigns, the “Borrower”), and BANK OF AMERICA, N.A. (together with its successors and assigns, the “Bank”).

The parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS

(a)           Unless otherwise defined herein, terms defined in the Senior Credit Agreement and used herein shall have the meanings given to them in the Senior Credit Agreement.

(b)           The following terms shall have the following meanings:

“Agreement”: this Subordinated Note Intercreditor and Subordination Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

“Blockage Notice”:  a written notice from the Bank to the Borrower that (a) a Non-Payment Event of Default has occurred and is continuing or (b) an Event of Default would occur if a scheduled interest or other payment were made under the Subordinated Notes in accordance with the terms thereof.

“Blockage Period”:  any period commencing on the date a Blockage Notice is given and ending on the earlier to occur of:

(a)           the date when (1) the Event of Default that was the basis for such notice has been cured or waived or (2) the conditions shall have ceased to exist which would cause an Event of Default to occur if a scheduled interest or other payment were made on the Subordinated Notes in accordance with the terms thereof;

(b)           180 days after the date such Blockage Notice is given; and

(c)           an Insolvency Event.

“Insolvency Event”:  (a)  any member of the Borrower Affiliated Group or the Borrower commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any member of the Borrower Affiliated Group or the Borrower making a general assignment for the benefit of its creditors; or

(b) there being commenced against any member of the Borrower Affiliated Group or the Borrower any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against any member of the Borrower Affiliated Group or the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) any member of the Borrower Affiliated Group or the Borrower taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) any member of the Borrower Affiliated Group or the Borrower generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

“Interest Rate Agreement”:  any arrangement intended to protect the Borrower from adverse changes in interest rate with the Bank whereby, directly or indirectly, the Borrower is entitled to receive or is required to make from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by the Bank calculated by applying a floating rate of interest on the same notional amount.

“Non-Payment Event of Default”:  any event (other than a Payment Event of Default) the occurrence of which entitles the Bank to accelerate the maturity of any of the Senior Obligations.

“Notes”:  any promissory notes of the Borrower outstanding from time to time under the Senior Credit Agreement.

“Payment Event of Default”:  any default in the payment of the Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise) whether or not beyond any applicable grace period with respect thereto.

“Related Companies”:  as defined in Section 4(b).

“Senior Credit Agreement”:  the Revolving Credit and Term Loan Agreement dated as of February 1, 2006 between the Borrower and the Bank, as such Credit Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Bank under such Credit Agreement or a successor Bank).

“Senior Loan Documents”:  the collective reference to the Senior Credit Agreement, the Notes, the Security Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

“Senior Loans”:  the loans made by the Bank to the Borrower pursuant to the Senior Credit Agreement.

“Senior Obligations”:  the collective reference to the unpaid principal of and interest on the Senior Loans and all other obligations and liabilities of the Borrower Affiliated Group and the Borrower to the Bank (including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any member of the Borrower Affiliated Group or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, the Notes, this Agreement, the other Senior Loan Documents, any Interest Rate Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bank that are required to be paid by the Borrower Affiliated Group or the Borrower pursuant to the terms of the Senior Credit Agreement or this Agreement or any other Senior Loan Document).

“Subordinated Debt Documents”:  the collective reference to the Subordinated Note Purchase Agreement, the Subordinated Notes and any other documents or instruments that from time to time evidence the Subordinated Obligations or support payment or performance thereof.

“Subordinated Note Holders”:  the holders from time to time of the Subordinated Obligations.

“Subordinated Note Purchase Agreement”:  the Subordinated Convertible Note Purchase Agreement dated as of February 1, 2006, between the Borrower and the lenders parties thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with Section 17 hereof and Section 6.15 of the Senior Credit Agreement.

“Subordinated Notes”:  the Convertible Subordinated Notes of the Borrower and, upon conversion thereof, the Subordinated Notes of the Borrower held by the Subordinated Note Holders outstanding from time to time pursuant to the Subordinated Note Purchase Agreement.

“Subordinated Obligations”:  the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of the Borrower to the Subordinated Note Holders (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Note Purchase Agreement after the maturity of the Subordinated Notes and interest accruing at the then applicable rate provided in the Subordinated Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and further including, without limitation, all “put or call” rights, “cash out” rights, redemption, repurchase or other rights on account of the Warrant (as defined in the Subordinated Note Purchase Agreement) or equity of the Subordinated Note Holders held in the Borrower or any member of the Borrower Affiliated Group), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Note Purchase Agreement, the Subordinated Notes, the Warrant, this Agreement, or any other Subordinated Debt Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Note Holders that are required to be paid by the Borrower or any member of the Borrower Affiliated Group pursuant to the terms of the Subordinated Note Purchase Agreement, or this Agreement or any other Subordinated Debt Document).  It is acknowledged and agreed that no member of the Borrower Affiliated Group (other than the Borrower) has any obligation or liability whatsoever in respect of the Subordinated Obligations.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.   SUBORDINATION

(a)           The Borrower and each of the Subordinated Note Holders agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in clause (b) of this Section 2) to all Senior Obligations.

(b)           “Subordinate and junior in right of payment” means that:

(1)           no part of the Subordinated Obligations shall have any claim to the assets of any member of the Borrower Affiliated Group on a parity with or prior to the claim of the Senior Obligations;

(2)           unless and until the Senior Obligations have been paid in full and the commitment to make any Loan under the Senior Credit Agreement has been terminated, without the express prior written consent of the Bank, (A) no Subordinated Note Holder will take, demand or receive from any member of the Borrower Affiliated Group, and no member of the Borrower Affiliated Group will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period or when a Payment Event of Default has occurred and is continuing, the Borrower may make, and the Subordinated Note Holders may receive, (i) any interest accrued but unpaid a the time of any conversion of the Subordinated Notes, and any regularly scheduled quarterly payments of interest on the Subordinated Notes, in each case in accordance with the terms thereof and of the Subordinated Debt Documents (as in effect on the date hereof and delivered to the Bank, or as amended from time to time in accordance with Section 17 hereof and Section 6.15 of the Senior Credit Agreement), (ii) the reimbursement of reasonable fees, costs and expenses incurred on or before the Closing Date in connection with the Recapitalization Transaction to the extent provided for in the Subordinated Note Purchase Agreement (as in effect on the date hereof and delivered to the Bank, or as amended from time to time in accordance with Section 17 hereof and Section 6.15 of the Senior Credit Agreement), and (iii) the reimbursement of reasonable legal fees in connection with any amendment, modification or waiver of any provision of the Subordinated Note Purchase Agreement, the Subordinated Notes or this Agreement, it being acknowledged and agreed, however, that (x) no principal shall be payable on the Subordinated Notes until the date which is 91 days after the latest maturity date under the Senior Obligations, and (y) no prepayment, mandatory or otherwise, of any interest, principal or any other amounts subject to prepayment under the Subordinated Debt Documents shall be permitted, and (B) no acceleration of the maturity of the Subordinated Notes will be effective until the earliest to occur of (i) five days following notice by the Subordinated Note Holders to the Bank of such acceleration, so long as no Blockage Period or Payment Event of Default is then continuing, (ii) the occurrence of an Insolvency Event and (iii) five days following the acceleration of the Senior Obligations, and (C) so long as a Blockage Period or a Payment Event of Default shall have occurred and be continuing, no other action to foreclose or realize upon the Subordinated Obligations or any part thereof, or enforce any right of redemption or otherwise enforce any rights or remedies for payment of any of the Subordinated Obligations (each, an “Enforcement Action”) will be effective, except (i) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation, or (ii) to enforce any inspection or information rights of the Subordinated Note Holders under the Subordinated Debt Documents, provided that such Enforcement Action shall in no event include any action prohibited by Section 7(b), and provided, further, that if the Subordinated Note Holders intend to take Enforcement Action permitted hereunder, they shall give the Bank at least 5 days’ prior notice thereof.  Upon the occurrence of a default in respect of the Subordinated Obligations, the Borrower will give prompt notice in writing of such happening to the Bank.

(c)           Upon the termination of any Blockage Period or if any Payment Event of Default has been cured or waived or shall have ceased to exist, the Subordinated Note Holders’ right to receive payments as provided in clause (b)(2)(A) of this Section 2 shall be reinstated, and the Borrower may resume making such payments to the Subordinated Note Holders (including then accrued amounts).

(d)           No Event of Default which existed on the date any Blockage Notice was given shall be the basis for giving any subsequent Blockage Notice, unless such Event of Default shall have been cured or waived or otherwise ceased to exist for a period of not less than 90 consecutive days after the date such Blockage Notice was given.  It is agreed that an Event of Default arising from non-compliance with any financial covenant in the Senior Credit Agreement in respect of any measurement period is a different Event of Default from any Event of Default arising from non-compliance with such financial covenant in respect of any prior measurement period.

(e)           The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full, in immediately available funds, of all of the Senior Obligations.

SECTION 3.   ADDITIONAL PROVISIONS CONCERNING SUBORDINATION

(a)           The Subordinated Note Holders and the Borrower agree that upon the occurrence of any Insolvency Event:

(1)           all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

(2)           any payment or distribution of assets of any member of the Borrower Affiliated Group or the Borrower (including as a result of any payment or distribution on account of the Subordinated Notes), whether in cash, property or securities, to which any Subordinated Note Holder would be entitled except for the provisions hereof, shall be held in trust and forthwith paid or delivered by the applicable member of the Borrower Affiliated Group or the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Bank, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Subordinated Note Holder.

(b)           Upon the occurrence of any event or proceeding described in clause (a) of the definition of “Insolvency Event” commenced by or against any member of the Borrower Affiliated Group or the Borrower:

(1)           each Subordinated Note Holder irrevocably authorizes and empowers the Bank (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Bank, or, if the Subordinated Note Holders have not filed such claims and proofs of claim 10 days before the bar date in such proceeding and taken such other actions, in the name of the Subordinated Note Holders or otherwise, as the Bank may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Bank to take any such action;

(2)           each Subordinated Note Holder shall take such action, duly and promptly, as the Bank may request from time to time (A) to collect the Subordinated Obligations for the account of the Bank and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(3)           each Subordinated Note Holder shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Bank may request to enable the Bank to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c)           If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Subordinated Note Holder in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in Section 2(b), such Subordinated Note Holder forthwith shall deliver the same to the Bank, in the form received, duly indorsed to the Bank, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full.  Until so delivered, such payment or distribution shall be held in trust by such Subordinated Note Holder as the property of the Bank, segregated from other funds and property held by such Subordinated Note Holder.

(d)           It is understood and agreed that, upon the occurrence of any Insolvency Event, the Subordinated Note Holders shall be entitled to vote all or any part of the Subordinated Obligations for purposes of (among other things) accepting or rejecting any plan of, partial or complete liquidation, reorganization, arrangement, composition or extension or otherwise; provided, however, that the Subordinated Note Holders agree that the Subordinated Note Holders will not take any action in contravention of or adverse to the Senior Obligations without written consent of the Bank, and provided, further, that the Subordinated Note Holders shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Obligations or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any holders of any Senior Obligations established in any instruments or agreements creating or evidencing any of the Senior Obligations with respect to any of such collateral or guaranties, (iii) contest the Subordinated Note Holders’ obligations and agreements set forth in this Agreement or (iv) accept or confirm any plan of partial or complete liquidation, reorganization, arrangement, composition or extension that the Bank does not vote to accept or confirm in each case, without the written consent of the Bank.

SECTION 4.   SEPARATE LIABILITY AND EXISTENCE

The Subordinated Note Holders and the Borrower agree that each Subordinated Note Holder has purchased or acquired the Subordinated Notes held by it with the express understanding that:

(a)           the Subordinated Obligations constitute the liability solely of the Borrower;

(b)           no Subsidiary of the Borrower (collectively, the “Related Companies”) has guarantied or is otherwise liable for any of the Subordinated Obligations;

(c)           the Subordinated Note Holder shall at no time ask, demand, accept, receive or retain any guarantee of any Subordinated Obligations, or any collateral security for the payment of any Subordinated Obligations, or any other form of payment assurance as to any Subordinated Obligations, from any of the Related Companies;

(d)           the Borrower is a separate legal entity from each Related Company, and none of the assets of any Related Company are available to the creditors of the Borrower to meet its liabilities;

(e)           the Subordinated Note Holders agree that, in acquiring the Subordinated Notes, the Subordinated Note Holder did not rely on the creditworthiness or assets of any company other than the Borrower; and

(f)            each Subordinated Note Holder hereby irrevocably and forever waives and agrees, in favor of the Bank, not to initiate or prosecute, or encourage any other Person to initiate or prosecute, any claim, action or other proceeding seeking substantive consolidation of the Borrower and all or any other Related Companies, whether pursuant to Section 105 of the Bankruptcy Code or under any other applicable bankruptcy, insolvency or other law nor or hereinafter in effect.

SECTION 5.   SUBROGATION

Subject to the payment in full of the Senior Obligations, the Subordinated Note Holders shall be subrogated to the rights of the Bank to receive payments or distributions of assets of any member of the Borrower Affiliated Group and the Borrower in respect of the Senior Obligations until the Senior Obligations shall be paid in full.  For the purposes of such subrogation, payments or distributions to the Bank, of any money, property or securities to which any Subordinated Note Holder would be entitled except for the provisions of this Agreement shall be deemed, as between each member of the Borrower Affiliated Group, the Borrower and its creditors other than the Bank and such Subordinated Note Holder, to be a payment by any member of the Borrower Affiliated Group or the Borrower to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Note Holders, on the one hand, and the Bank, on the other hand.

SECTION 6.   CONSENT OF SUBORDINATED NOTE HOLDERS

(a)           Each Subordinated Note Holder consents that, without the necessity of any reservation of rights against any Subordinated Note Holder, and without notice to or further assent by any Subordinated Note Holder, the Senior Credit Agreement, the Notes and any other Senior Loan Document and any Interest Rate Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Bank may deem advisable from time to time, and any collateral security at any time held by the Bank for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, without notice to or further assent by any Subordinated Note Holder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b)           Each Subordinated Note Holder waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Bank upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower Affiliated Group, the Borrower and the Bank shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Note Holder acknowledges and agrees that the Bank has relied upon the subordination provided for herein in entering into the Senior Credit Agreement and in making funds available to the Borrower thereunder or in entering into any Interest Rate Agreement.  Each Subordinated Note Holder

waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 7.   NEGATIVE COVENANTS OF THE SUBORDINATED NOTE HOLDERS

So long as any of the Senior Obligations shall remain outstanding, no Subordinated Note Holder shall:

(a)           sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges the subordination provided for herein and agrees to be bound by all of the terms hereof or (b) create or accept any security interest, lien, charge or other encumbrance whatsoever upon any property or assets of the Borrower or any of its Subsidiaries to secure the Subordinated Obligations; or

(b)           commence, or join with any creditors other than the Bank in commencing any proceeding referred to in clause (a) of the definition of “Insolvency Event”.

SECTION 8.   SENIOR OBLIGATIONS UNCONDITIONAL

All rights and interests of the Bank hereunder, and all agreements and obligations of the Subordinated Note Holders, the Borrower Affiliated Group and the Borrower hereunder, shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Security Documents or any other Senior Loan Documents or any Interest Rate Agreement;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement, any Security Document or any Interest Rate Agreement;

(c)           any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

(d)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any member of the Borrower Affiliated Group or the Borrower in respect of the Senior Obligations, or of any Subordinated Note Holder, any member of the Borrower Affiliated Group or the Borrower in respect of this Agreement.

SECTION 9.   PROVISIONS APPLICABLE AFTER BANKRUPTCY

(a)           The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clause (a) the definition of “Insolvency Event.”

SECTION 10.   POWERS COUPLED WITH AN INTEREST

All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the Bank’s commitment to make any Loans under the Senior Credit Agreement is terminated.

SECTION 11.   LEGENDS

Each Subordinated Note issued under the Subordinated Note Purchase Agreement shall bear a conspicuous legend reasonably satisfactory to the Bank which references this Agreement and incorporates the terms hereof.

SECTION 12.   NOTICES

All notices, requests and demands to or upon the Bank, any member of the Borrower Affiliated Group, the Borrower or any Subordinated Note Holder to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

Borrower and Borrower Affiliated Group:	c/o Open Link Financial, Inc. 1502 Reckson Plaza, West Tower - 15th Floor Uniondale, NY 11556-1502 Attn: Kevin Hesselbirg, Chief Financial Officer

With a copy to:	Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Attn: John LeClaire, Esq.

Bank:	Bank of America, N.A. 100 Federal Street Boston, MA 02110 Attn: Debra E. DelVecchio, Managing Director

With a copy to:	Goulston & Storrs, P.C. 400 Atlantic Avenue Boston, MA 02110 Attn: Philip A. Herman, Esq.

If to any Subordinated Note Holder, at its address or transmission number for notices set forth under its signature below.

The Bank, the Borrower and any Subordinated Note Holder may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

SECTION 13.   COUNTERPARTS

This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Bank.

SECTION 14.   SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15.   INTEGRATION

This Agreement represents the agreement of the Borrower, the Bank and the Subordinated Note Holders with respect to the subject matter hereof and there are no promises or representations by the Borrower, the Bank or any Subordinated Note Holder relative to the subject matter hereof not reflected herein.

SECTION 16.   AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES

(a)           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Bank, the Borrower and the holders of more than 50% of the aggregate principal amount of the Subordinated Notes; provided that any provision of this Agreement may be waived by the Bank in a letter or agreement executed by the Bank or by telex or facsimile transmission from the Bank.

(b)           No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)           The Subordinated Note Holders and the Borrower hereby jointly and severally agree that each of the Subordinated Note Holders and the Borrower shall not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes, except to the extent expressly permitted by Section 6.15 of the Senior Credit Agreement.

SECTION 17.   TERMINATION OF SUBORDINATION

This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinated Note Holders, the Borrower Affiliated Group and the Borrower hereunder shall continue to be fully operative, until all of the Senior Obligations shall have been paid and satisfied in full.  To the extent that the Borrower or any member of the Borrower Affiliated Group makes any payment on the Senior Obligations that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Obligations that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made.  In the event that a Voided Payment is recovered from the Bank, a Payment Event of Default shall be deemed to have existed and to be continuing under the Senior Credit Agreement from the date of the Bank’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Bank.  During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Obligations.  To the extent that a Subordinated Note Holder has received any payments with respect to the Subordinated Obligations subsequent to the date of the Bank’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Subordinated Note Holder shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Bank, and such Subordinated Note Holder hereby agrees to pay to the Bank, upon demand, the full amount so received by such Subordinated Note Holder during such period of time to the extent necessary fully to restore to the Bank the amount of such Voided Payment.  Upon the payment and satisfaction in full of all of the Senior Obligations, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

SECTION 18.   SECTION HEADINGS

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 19.   SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the successors and assigns of each member of the Borrower Affiliated Group, the Borrower and the Subordinated Note Holders and shall inure to the benefit of the Bank and its successors and assigns.

SECTION 20.   GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Massachusetts.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BANK OF AMERICA, N.A.

By:	/s/ Debra E. DelVecchio
Name: Debra E. DelVecchio
Title: Managing Director

Signature Page to Subordinated Note Intercreditor and Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

OPEN LINK FINANCIAL, INC.

By:	/s/ Coleman Fung
Name: Coleman Fung
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TA SUBORDINATED DEBT FUND, L.P.

By: TA Associates SDF LLC, its General Partner

By: TA Associates, Inc., its Manager

By:	/s/ Jonathan Meeks
	Name:	Jonathan Meeks
	Title:	Managing Director

TA INVESTORS II, L.P..

By: TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
	Name:	Jonathan Meeks
	Title:	Managing Director